UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 10, 2010

GLOBAL SECURITY AGENCY INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53184	98-0516432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5259 Jackson Road
Montgomery, TX 77316
(Address of principal executive offices)

(888) 281-1618
(Registrant’s telephone number, including area code)

__________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item  1.02   Termination of a Material Definitive Agreement

Item  5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensators Arrangements of Certain Officers

Effective August 10, 2010, Thomas Johnson voluntarily resigned as a director and the President of Global Security Agency Inc. (the “Company”) and terminated his management agreement with the Company, the terms of which are described in the Form 8-K filed by the Company with the Securities and Exchange Commission on April 9, 2010.

Effective the same date, the Company appointed Ronald Relf as a director and the President of the Company in place of Mr. Johnson to act until the next annual meeting of shareholders of the Company and until his successor is elected and qualified.

The Company entered into a management agreement dated August 10, 2010 with Mr. Relf (the “Management Agreement”) pursuant to which Mr. Relf is entitled to a base salary to be determined by the Board, payable once the Company has achieved revenues in excess of $50,000 per month for two consecutive months, as well as performance bonuses and benefits as the Board may determine.  The Management Agreement may be terminated by the Company at any time for Just Cause (as defined in the Management Agreement).  The Management Agreement may also be terminated by Mr. Relf upon two months prior notice and by the Company upon two weeks prior notice for each year of continuous service.  Under the Management Agreement, Mr. Relf has agreed to present first to the Board any potential business opportunity relating to the business of the Company that is presented directly or indirectly to him.  The Management Agreement also contains provisions relating to confidentiality of information, non-competition and anti-bribery policies.

Mr. Relf, age 58,  has over 35 years of experience in high-risk security and protective operations, including eight years in the United States Navy Special Warfare Community as an operator in its Underwater Demolition Team and as a SEAL Team member.  Mr. Relf has been engaged with, among other things, Maritime Counter-terrorism, Direct Action and Mobile Training Teams, Threat Vulnerability Assessments and Harbor and Port Security Programs, and has also served as a Special Agent with the Central Intelligence Agency in its Protective Operations Division – Global Response Staff.  Mr. Relf also served as a Police Officer with the Denver, Colorado Police Department for 15 years, including as a SWAT Team Leader, Criminal Investigator and Hostage Negotiator.  Since October 2007, Mr. Relf has been the Director of Security for a large offshore exploration and drilling company with over 4,000 employees.  From December 1996 to August 2007, Mr. Relf was a Special Agent with the Central Intelligence Agency in its Protective Operations Division – Global Response Staff. Mr. Relf has received a number of awards from the Central Intelligence Agency and the Denver Police Department during his service, including a Metal of Honor from the Denver Police Department.

There are no family relationships between Mr. Relf and any other directors and officers of the Company and Mr. Relf is not a director of any public company.

Item  9.01   Financial Statements and Exhibits

Exhibit Number	Description
10.1	Management Agreement dated August 10, 2010 between the Company and Ronald Relf.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2010		GLOBAL SECURITY AGENCY INC.

	By:	/s/Larry Lunger
Larry Lunger
Chief Executive Officer

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